Exhibit 10.127

ACQUISITION AGREEMENT

This Acquisition Agreement (this “Agreement”) is made and entered into as of July 29, 2026 (the “Agreement Date”), by and among AI Financial Corporation, a Nevada corporation (“AI Financial”), Alt 5 Sigma, Inc., a Delaware corporation and wholly-owned subsidiary of AI Financial (“Alt 5 Delaware”) (collectively, with AI Financial, the “Seller”), ALT5 Sigma Canada, Inc., a Quebec corporation and wholly-owned subsidiary of Alt 5 Delaware (“Alt 5 Canada”), Prime Delta Corp., a Delaware corporation (“Purchaser”), and, Paul Goodman (the “Series B Redemption Representative”), solely for the purposes of acting as the appointed representative of the holders1 of AI Financial Series B Preferred Stock (the “Series B Stock”).

WHEREAS, as of the date hereof, Alt 5 Delaware owns all of the issued and outstanding equity securities of Alt 5 Canada in the form of all of the issued and outstanding shares of the Company’s common stock (the “Alt 5 Canada Shares”);

WHEREAS, Alt 5 Delaware wishes to sell to Purchaser, and Purchaser wishes to purchase from Alt 5 Delaware, all of the Alt 5 Canada Shares, subject to the terms and conditions set forth herein (the “Acquisition”); and

WHEREAS, in connection with the Acquisition, AI Financial desires to attempt to use a portion of the Purchase Price Stock (as that term is defined in Section 1.2(c)) to redeem, on a consensual basis, all of the issued and outstanding shares of the Series B Stock;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I – THE ACQUISITION

1.1 Purchase of Alt 5 Canada. Subject to the terms and conditions set forth herein, and in reliance upon the representations, warranties, and covenants contained in this Agreement, at the Closing, Alt 5 Delaware shall sell, transfer, and assign to Purchaser, and Purchaser shall acquire from Alt 5 Delaware, all of the Alt 5 Canada Shares, free and clear of all encumbrances, for the purchase price set forth hereinbelow (collectively, the “Purchase Price”).

1.2 Purchase Price. The aggregate value of the Purchase Price shall be deemed to be $23,551,750, to be paid at the Closing as follows:

(a)	a four-year promissory note in the initial principal amount of $11,000,000, in the form attached hereto as Schedule A (the “Note”); and

(b)	a total of 11,551,750 newly issued shares of Purchaser’s common stock, $0.0001 par value per share (the “Purchase Price Stock”).

[1]	This appointment is subject, on a Series B stockholder-by-Series B stockholder basis, to the acceptance thereof by each respective holder of Series B Stock.

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1.3 The Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby shall take place remotely on July ___, 2026 (the “Closing”).

1. 4 Assignment of Trademark Rights and Goodwill (a) Effective as of the Closing, the Sellers hereby irrevocably assign, transfer, and convey to Purchaser, without further consideration, all of Sellers’ and each of their subsidiaries’ right, title, and interest, if any, in and to the all trademarks associated with “Alt 5” and “Alt 5 Sigma” (collectively, the “Alt 5 Marks”)2, together with all goodwill symbolized thereby and associated therewith, including all common law trademark rights, trade name rights, service mark rights, trade dress rights, domain names, social media identifiers, internet addresses, causes of action for past infringement and all other rights appurtenant thereto.

(b) Sellers acknowledge and agree that, as of the Closing, neither Seller nor any of their subsidiaries retains any ownership interest, license, or other right in the Alt 5 Marks except as expressly set forth in this Agreement, and no reservation of rights or implied license shall arise by operation of law or otherwise.

1.5 Transfer of Internet Assets. At Closing, Sellers shall assign to Purchaser all domain names, websites, social media accounts, usernames, and similar electronic assets incorporating the Alt 5 Marks. If any such asset cannot be transferred on the Closing Date due solely to technical or registrar requirements, Sellers shall hold such asset solely for Purchaser’s benefit, shall not use such asset except as Purchaser directs, and shall complete the transfer as soon as practicable.

1.6 Assistance in Consummation of the Acquisition. The parties shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Acquisition as soon as possible in accordance with the terms and conditions of this Agreement.

1.7 Acknowledgment Regarding Post-Closing Operations. Purchaser acknowledges that, from and after the Closing, Alt 5 Canada shall continue to own its assets and remain solely responsible for its business and all of its debts, obligations, and liabilities, including its obligations to its employees, consultants, customers, suppliers, and other third parties. Except as expressly provided in this Agreement, Sellers shall have no responsibility or liability with respect to the operation of Alt 5 Canada or any such debts, obligations, or liabilities following the Closing.

[2]	Except as may be required for historical or regulatory purposes, the Sellers will use their respective good faith efforts to change the corporate name of ALT5 Delaware and to change all e-mail addresses affiliated with any director, officer, employee, or consultant of either Seller from “xxx@alt5sigma.com” to an address that does not utilize the “alt5sigma.com” base.

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ARTICLE II – REPRESENTATIONS AND WARRANTIES

OF PURCHASER

Purchaser represents and warrants to Sellers as of the date of this Agreement and as of the Closing, all as follows in this Article II:

2.1 Organization, Good Standing. Purchaser is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, operate, and lease its properties and assets and to carry on its business as now conducted. Purchaser is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction where the character of Purchasers’ properties occupied, owned, or held under lease or the nature of the business conducted by Purchaser makes such qualification necessary.

2.2 Validly Issued. The shares of Purchase Price Stock to be issued in accordance with this Agreement, when issued and delivered in accordance with this Agreement, will be duly authorized and, when so issued and delivered as provided herein, will be validly issued, fully paid, and non-assessable, and will be free and clear of all liens created by Purchaser, other than restrictions on transfer arising under applicable federal and state securities laws or this Agreement.

2.3 No Approvals or Notices Required; No Conflicts With Instruments. The execution, delivery, and performance of this Agreement, the Note, and the Exchange Holder’s Release (collectively, the “Operative Documents”) by Purchaser and thereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation, or rule of any court or other governmental authority applicable to Purchaser, (b) require any consent, approval, or authorization of, or declaration, filing, or registration with, any person, corporation, partnership, joint venture, association, organization, other entity, or governmental or regulatory authority (a “Person”), (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration, or termination of, or the creation in any party of the right to accelerate, terminate, modify, or cancel, any agreement, lease, note, or other restriction, encumbrance, obligation, or liability to which Purchaser is a party or is bound or to which any of its assets is subject, (d) result in the creation of any lien or encumbrance upon the assets of Purchaser, (e) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or By-Laws of Purchaser, or (f) invalidate or adversely affect any permit, license, authorization, or status used in the conduct of the business of Purchaser.

2.4 Brokers and Finders. Purchaser represents and warrants that neither it nor any director, officer, agent, or employee acting on behalf of Purchaser has retained any broker or finder in connection with the transactions contemplated by this Agreement and the Operative Documents.

ARTICLE III – REPRESENTATIONS AND WARRANTIES

OF SELLER

Sellers represent and warrant to Purchaser, as of the date of this Agreement, all as follows in this Article III:

3.1 Organization; Good Standing. AI Financial is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own, operate, and lease its properties and assets and to carry on its business as now conducted. Alt 5 Delaware is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, operate, and lease its properties and assets and to carry on its business as now conducted.

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3.2 Authority. Each of AI Financial and Alt 5 Delaware has full corporate power and authority to execute, deliver, and perform this Agreement and the Operative Documents to which it is a party and to carry out the transactions contemplated hereby and thereby. This Agreement has been, and each Operative Document to which AI Financial or Alt 5 Delaware is a party will be, on the Closing Date, duly executed and delivered by AI Financial and Alt 5 Delaware and will be, on the Closing Date, a legal, valid, and binding obligation of AI Financial or Alt 5 Delaware, as applicable, enforceable against AI Financial or Alt 5 Delaware, as applicable in accordance with its terms.

3.3 No Approvals or Notices Required; No Conflicts With Instruments. The execution, delivery, and performance of this Agreement and the Operative Documents by Sellers are and the consummation of the transactions contemplated hereby and by the Operative Documents will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation, or rule of any court or other governmental authority applicable to Sellers, (b) require any consent, approval, or authorization of, or declaration, filing, or registration with, any Person, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration, or termination of, or the creation in any party of the right to accelerate, terminate, modify, or cancel, any agreement, lease, note, or other restriction, encumbrance, obligation, or liability to which the relevant Seller is a party or by which either is bound or to which any of their assets are subject, (d) result in the creation of any material lien or encumbrance upon the assets of Sellers, (e) conflict with or result in a breach of or constitute a default under any provision of the charter documents of Sellers, or (f) invalidate or adversely affect any permit, license, authorization, or status used in the conduct of the business of Sellers.

ARTICLE IV – CONDITIONS PRECEDENT TO OBLIGATIONS

OF PURCHASER

The obligations of Purchaser to perform and observe the covenants, agreements, and conditions hereof to be performed and observed by it at or prior to the Closing Date shall be subject to the satisfaction of the following conditions on or prior to the Closing Date.

4.1 Accuracy of Representations and Warranties. The representations and warranties of Sellers contained herein and in the Operative Documents shall have been true in all material respects when made and shall be true as of the Closing Date as though made on that date, except as affected by transactions contemplated hereby and except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true as of the specified date.

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4.2 Performance of Agreement. Sellers shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement and in any Operative Document to be performed and complied with by it at or prior to the Closing Date.

ARTICLE V – CONDITIONS PRECEDENT TO OBLIGATIONS

OF SELLERS

The obligations of Sellers to perform and observe the covenants, agreements, and conditions hereof to be performed and observed by it at or prior to the Closing Date shall be subject to the satisfaction of the following conditions on or prior to the Closing Date.

5.1 Accuracy of Representations and Warranties. The representations and warranties of Purchaser contained herein and in the Operative Documents shall have been true when made and shall be true as of the Closing Date as though made on that date, except as affected by transactions contemplated hereby and except and to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true as of the specified date.

5.2 Performance of Agreement. Purchaser shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement or any Operative Document to be performed and complied with by it at or prior to the Closing Date.

ARTICLE VI – CONDITIONS PRECEDENT TO OBLIGATIONS OF ALL PARTIES

The obligations of all parties to perform and observe the covenants, agreements, and conditions hereof to be performed and observed by them at or prior to the Closing Date shall be subject to the satisfaction of the following conditions on or prior to the Closing Date, which conditions may be expressly waived in writing by AI Financial and Purchaser.

6.1 Legal Proceedings. No order of any court or administrative agency shall be in effect, which enjoins, restrains, conditions, or prohibits consummation of this Agreement or any Operative Document, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition, or prevent consummation of this Agreement or any Operative Document.

6.2 Approvals and Consents. All transfers of permits or licenses, all approvals, applications, or notices to public agencies, federal, state, local, or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices referred to in this Agreement shall have been obtained or delivered.

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ARTICLE VII – COVENANTS

7.1 Covenant to Discontinue Use. Except as set forth hereinabove, Sellers shall, and shall cause each of its respective subsidiaries to, permanently cease using the Alt 5 Marks, or any mark, name, or designation confusingly similar thereto, in any manner whatsoever, including as: (i) a corporate name, (ii) a trade name, (iii) a fictitious or assumed business name, (iv) a trademark or service mark, (v) a product or service name, (vi) a domain name, website address, or URL, (vii) an email address or email domain, (viii) a social media account or username, (ix) advertising, promotional or marketing material or (x) any other source identifier.

7.2 Change of Corporate Names. Except as set forth hereinabove, AI Financial shall cause each subsidiary whose legal name includes the term “Alt 5” or any confusingly similar designation to amend its organizational documents to adopt a name that does not include the Alt 5 Marks within ninety (90) calendar days following the Closing. Seller shall deliver to Purchaser copies of the filed certificates evidencing each such name change promptly after filing.

7.3 Future Use. Following the Closing and except as set forth hereinabove, neither AI Financial nor any subsidiary shall adopt, register, organize under, or use any name, mark, designation, or identifier containing the term “Alt 5,” Alt 5 Sigma,” or any confusingly similar designation in connection with any business. AI Financial shall not, directly or indirectly, (a) apply to register any trademark containing the Alt 5 Marks, (b) oppose any application filed by Purchaser relating to the Alt 5 Marks, (c) challenge Purchaser’s ownership of the Alt 5 Marks, or (d) assist any third party in taking any of the foregoing actions.

7.4 Mutual Releases.

(a) Purchaser, on behalf of itself, its subsidiaries, parent companies, predecessors, successors and assigns, and future, present, and former officers, directors, employees, consultants, agents, partners, stockholders, legal representatives, and its and their respective affiliates, and each and every one of them (collectively, the “Purchaser Releasing Parties”) hereby fully and unconditionally releases, absolves, acquits, and forever discharges each of AI Financial, its subsidiaries, its parent companies, and its affiliates (together, the “AI Financial Entities” and, individually, an “AI Financial Entity”) and all of each AI Financial Entity’s future, present, and former officers, directors, employees, agents, partners, stockholders, legal representatives, affiliates, parent companies, subsidiaries, members, managers, advisors, insurers, attorneys, consultants, successors, assigns, heirs, executors, administrators, and each and every one of them, and their predecessors, successors, and assigns, in their individual, as well as organizational capacities, in each case (collectively, the “AI Financial Group Members”), from any and all complaints, charges, claims, liabilities, demands, damages, fees, expenses, or other obligations, whether arising at law, by statute, or in equity, that have been brought, asserted, or alleged from the beginning of time through the date of this Agreement, or that have arisen, arise, or arise in the future in any way with respect to, relating to, or arising from, whether presently asserted or otherwise, whether known or unknown, whether suspected or unsuspected, whether foreseen or unforeseen, in each case, to the extent relating to or in connection with any matters, events, circumstances, actions, inactions, commissions, or omissions occurring, existing, or taken prior to date of this Agreement, in respect of matters relating to any AI Financial Entity. Purchaser on its own behalf and on behalf of each of the Purchaser Releasing Parties acknowledges that it is aware that it or they may hereafter discover facts different from or in addition to what it and they now know or believe to be true with respect to the matters herein released, and Purchaser on its own behalf and on behalf of each of the Purchaser Releasing Parties agrees that this release shall be and remain in effect in all respects as a complete release as to the matters released, notwithstanding any such different or additional facts. Purchaser intends this release to be a general release of any and all AI Financial Group Members to the fullest extent permissible by law. By signing this Agreement, Purchaser represents that neither it nor any other Purchaser Releasing Party has assigned any such claim to any third party. Nothing herein releases any rights of Purchaser to enforce the terms of this Agreement.

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(b) AI Financial, on behalf of itself, its subsidiaries, parent companies, predecessors, successors and assigns, and future, present, and former officers, directors, employees, consultants, agents, partners, stockholders, legal representatives, and its and their respective affiliates, and each and every one of them (collectively, the “AI Financial Releasing Parties”) hereby fully and unconditionally releases, absolves, acquits, and forever discharges each of Purchaser, its subsidiaries, its parent companies, and its affiliates (together, the “Purchaser Entities” and, individually, a “Purchaser Entity”) and all of each Purchaser Entity’s future, present, and former officers, directors, employees, agents, partners, stockholders, legal representatives, affiliates, parent companies, subsidiaries, members, managers, advisors, insurers, attorneys, consultants, successors, assigns, heirs, executors, administrators, and each and every one of them, and their predecessors, successors, and assigns, in their individual, as well as organizational capacities, in each case (collectively, the “Purchaser Group Members”), from any and all complaints, charges, claims, liabilities, demands, damages, fees, expenses, or other obligations, whether arising at law, by statute, or in equity, that have been brought, asserted, or alleged from the beginning of time through the date of this Agreement, or that have arisen, arise, or arise in the future in any way with respect to, relating to, or arising from, whether presently asserted or otherwise, whether known or unknown, whether suspected or unsuspected, whether foreseen or unforeseen, in each case, to the extent relating to or in connection with any matters, events, circumstances, actions, inactions, commissions, or omissions occurring, existing, or taken prior to date of this Agreement, in respect of matters relating to any Purchaser Entity. AI Financial on its own behalf and on behalf of each of the AI Financial Releasing Parties acknowledges that it is aware that it or they may hereafter discover facts different from or in addition to what it and they now know or believe to be true with respect to the matters herein released, and AI Financial on its own behalf and on behalf of each of the AI Financial Releasing Parties agrees that this release shall be and remain in effect in all respects as a complete release as to the matters released, notwithstanding any such different or additional facts. Purchaser intends this release to be a general release of any and all Purchaser Group Members to the fullest extent permissible by law. By signing this Agreement, AI Financial represents that neither it nor any other AI Financial Releasing Party has assigned any such claim to any third party. Nothing herein releases any rights of AI Financial to enforce the terms of this Agreement.3

[3]	Notwithstanding anything contained in this Section 7.4(b), the AI Financial Releasing Parties specifically do not release any of the Purchaser Entities from any events that occurred, or are alleged to have occurred, in Rwanda involving or allegedly involving ALT 5 Canada and any court proceedings in that country related thereto, including, but not limited to, The Higher Instance Court of Nyarugenge, located in Nyamirambo at its Headquarters, where it hears criminal procedure at the high instance level, including its public ruling in the cases known as: RP 01220/2023/TGI/NYGE, CMB RP 00384/2024/TGI/NYGE, and CMB RP/ECON 00102/2023/TGI/NYGE.

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7.5 Issuance of the Shares of Exchange Stock; Potential Redemption of Series B Preferred. At the Closing, Purchaser shall cause to be issued to AI Financial all of the shares of Purchase Price Stock to be vested in the name of AI Financial or otherwise in accordance with its issuance instructions. AI Financial and the Series B Redemption Representative hereby agree that, immediately following such issuance, AI Financial shall offer to the holders of the Series B Stock, through the Series B Redemption Representative, to redeem all of such holders’ shares of Series B Preferred Stock, on a pro rata basis, in exchange for a total of up to 8,551,750 shares of Purchase Price Stock( such shares of Purchase Price Stock to be potentially so exchanged, collectively, the “Exchange Stock”). Effective upon the Closing and the delivery of the shares of Redemption Stock to each of the holders of the Series B Preferred Stock, who choose to accept their pro rata shares of Exchange Stock, all of such redeemed shares of Series B Preferred Stock shall be cancelled and retired, shall cease to be issued and outstanding, and the holders thereof shall thereafter have no rights with respect thereto other than the right to receive the Exchange Stock, as provided herein. In connection with a holder of Series B Stock accepting the pro rata quantity of shares of Exchange Stock, such holder (an “Exchange Holder”) shall sign a release in the form attached hereto as Schedule B (an “Exchange Holder’s Release”). The Series B Redemption Representative hereby expressly acknowledges and agrees that he, without any input from AI Financial and without any attribution to AI Financial, shall convey such redemption/exchange offer to the holders of the Series B Stock, and, in connection therewith, shall provide to each of the holders of the Series B Stock such disclosure concerning Purchaser as is requested of him. The Series B Redemption Representative shall indemnify and hold AI Financial harmless from any and all claims from any holder of the Series B Stock in connection with the transactions contemplated by this Section 7.4. Any shares of Purchase Price Stock not so exchanged shall remain the property of AI Financial.

7.6 Cooperation. Each party hereto will fully cooperate with each other party and their respective counsel and accountants in connection with any steps required to be taken as part of its obligations under this Agreement. Each party will use its best efforts to cause all conditions to this Agreement to be satisfied as promptly as possible and to obtain all consents and approvals necessary for the due and punctual performance of this Agreement and for the satisfaction of the conditions hereof. No party will undertake any course of action inconsistent with this Agreement or that would make any representations, warranties, or agreements made by such party in this Agreement or any of the Operative Documents untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing.

7.7 Further Acts. After the Closing Date, each party hereto, at the request of and without any further cost or expense to the other parties, will take any further actions necessary or desirable to carry out the purposes of this Agreement or any Operative Document.

7.8 Post-Closing Indemnity. From and after the Closing, Purchaser shall indemnify, defend and hold harmless AI Financial and its affiliates and their respective officers, directors, employees, agents and representatives from and against any and all Losses arising out of or relating to (i) the operation of Alt 5 Canada following the Closing, (ii) any acts or omissions of Purchaser or Alt 5 Canada occurring after the Closing, and (iii) any liabilities assumed by Purchaser under this Agreement.

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7.9 Financial Information and Cooperation. From and after the Closing, each of Purchaser and Sellers shall, and shall cause their respective affiliates and representatives to, reasonably cooperate with the other and provide such books, records, work papers, information, and reasonable access to personnel as the other may reasonably request in connection with the preparation of financial statements, the completion of audits, reviews, or compilations, the preparation or filing of tax returns, reports, or other filings required by applicable Law or the rules and regulations of any governmental authority or securities exchange, or in connection with any accounting or financial reporting matters relating to periods prior to, on or including the Closing Date. Each party shall use commercially reasonable efforts to respond to such requests in a timely manner. The requesting party shall reimburse the other party for any reasonable out-of-pocket costs incurred in providing such assistance, excluding the cost of the responding party’s regular employees’ time unless the requested assistance requires a material commitment of such employees’ time or resources.

7.10 Non-Disparagement. (a) From and after the Closing, none of Purchaser or Sellers nor any of their respective Affiliates, nor any of their respective officers, directors, employees, or consultants acting on their respective behalf, shall knowingly make, publish, or authorize any false, misleading, or disparaging statement or communication, whether oral or written, that is intended to, or would reasonably be expected to, harm the reputation, business, or goodwill of the other party or any of its respective Affiliates, or their respective officers, directors, employees, or consultants.

(b) Notwithstanding the foregoing, nothing contained in this Section shall prohibit any party from: (a) making any statement or disclosure required by applicable Law, regulation, stock exchange rule, legal process, or order of any governmental authority; (b) making any statement or disclosure in any filing with the U.S. Securities and Exchange Commission or any other governmental authority or Self-Regulatory Authority, or any state or non-domestic securities regulatory agency; (c) making statements or disclosures reasonably necessary in connection with the enforcement of this Agreement or the prosecution or defense of any claim, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby; or (d) communicating with its legal counsel, accountants, auditors, insurers, financing sources, or other professional advisors, provided that such persons are subject to customary obligations of confidentiality.

7.11 Insurance Premium Refund. If, following the Closing, Alt 5 Canada receives any refund, rebate, or return of insurance premiums paid by or on behalf of Seller or Alt 5 Canada with respect to any period ending on or prior to the Closing Date, Purchaser shall cause Alt 5 Canada to remit such refund, rebate, or return to Seller within five (5) Business Days after receipt thereof, without offset or deduction.

ARTICLE VIII – TERMINATION

This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Purchaser and AI Financial;

(b) by either Purchaser or AI Financial if the Closing has not occurred by August 4, 2026.

In the event of any termination pursuant to this Article VIII (b), written notice thereof shall be given by the terminating party to the other party hereto. Such termination shall not prejudice any party’s right to seek remedies for another party’s breach of this Agreement.

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ARTICLE IX – GENERAL

9.1 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each party shall pay its own fees and expenses incident to the negotiation, preparation, and carrying out of this Agreement and the Operative Documents (including legal and accounting fees and expenses), provided that, should any action be brought hereunder, the attorneys’ fees and expenses of the prevailing party shall be paid by the other party to such action.

9.2 Amendment. Purchaser and Seller may amend, modify, or supplement this Agreement at any time, but only in writing duly executed on behalf of each of the parties to be bound thereby.

9.3 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.4 Headings. The headings preceding the text of Articles and Sections of this Agreement are for convenience only and shall not be deemed parts thereof.

9.5 Applicable Law. This Agreement, including all matters of construction, validity, and performance, shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, as applied to contracts executed and to be fully performed in such state by citizens of such state.

9.6 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, whether herein so expressed or not, but neither this Agreement nor any of the rights, interests, or obligations hereunder of any party hereto shall be assigned without the prior written consent of each other party (which consent shall not be unreasonably withheld, delayed, denied, or conditioned). This Agreement is not intended, nor shall it be construed, to confer any enforceable rights on any person not a party hereto.

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9.7 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, certified or registered, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by e-mail, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (x) upon hand delivery or delivery by e-mail, with accurate confirmation generated by the transmitting computer, at the physical or e-mail address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (y) on the third business day following the date of transmittal by express courier service, fully prepaid, addressed to such address, or (z) upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

To Seller:

8548 Rozita Lee Avenue, Suite 305

Las Vegas, Nevada 89113

Attn: Tony Isaac, Chief Executive Officer

E-mail: t.isaac@isaac.com

with mandatory copies to

(which shall not constitute notice):

Clark Hill LLP

555 South Flower Street, 24th Floor

Los Angeles, California 90071

Attn: Randy Katz

E-mail: rkatz@clarkhill.com

To Purchaser:

Prime Delta Corp.

c/o Paul Goodman

Cyruli Shanks & Zizmor, LLP

420 Lexington Avenue; Suite 2320

New York, New York 10170

E-mail: pgoodman@cszlaw.com

To the Series B Redemption Representative:

Paul Goodman

c/o Cyruli Shanks & Zizmor, LLP

420 Lexington Avenue; Suite 2320

New York, New York 10170

E-mail: pgoodman@cszlaw.com

(*** Signatures on following page ***)

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IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

AI FINANCIAL CORPORATION

By
Tony Isaac
Its Chief Executive Officer

ALT 5 SIGMA, INC.

By:	____________________________________________
Tony Isaac
Chief Executive Officer

PRIME DELTA CORP.

By:	____________________________________________

PAUL GOODMAN
solely as Series B Redemption Representative

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SCHEDULE A

THIS NOTE MAY NOT BE VOLUNTARY TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF UNLESS (I)(A) SUCH TRANSFER OR OTHER DISPOSITION IS COVERED BY A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933 OR (B) IN THE OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SECTION 5 OF THAT ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION SATISFACTORY TO COUNSEL TO THE CORPORATION SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH TRANSFER OR OTHER DISPOSITION AND (II) SUCH TRANSFER OR OTHER DISPOSITION IS MADE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

SECURED PROMISSORY NOTE

PRIME DELTA CORP.,

a Delaware corporation

$12,000,000.00	July 29, 2024
Las Vegas, Nevada

PRIME DELTA CORP., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), for value received, hereby promises to pay to AI Financial Corporation (the “Holder”), upon presentation and surrender of this Promissory Note (the “Note”) at the principal office of the Holder the principal amount of this Note and accrued and unpaid interest thereon, in the lawful currency of the United States of America.

1. Principal Amount and Term. This Note, in the principal amount of $12,000,000.00 (the “Principal Amount”), is issued and dated as of the date set forth above, and is due and payable as set forth below.

2. Interest. Interest will accrue on the Principal Amount outstanding from time to time at the rate of four percent (4%) per annum, until the Principal Amount is repaid in full. Interest will be payable within the tenth day of each calendar month commencing August 10, 2026. Interest will be calculated on the basis of a 360-day year.

3. Repayment. A. In addition to the payment of interest, as set forth in Section 2, above, the Company shall make payments of the Principal Amount to Holder as follows: (a) the amount of $1,000,000 on or before August 11, 2026, and then (b) four (4) equal annual payments in the amount of $2,750,000, paid on each anniversary of this Note. In the event that, at the time that any payment is due hereunder, the Company’s common stock (or that of a successor-in-interest through a merger, reverse merger, business combination transaction, or similar event) is listed on Nasdaq or another national exchange, the Company shall promptly provide notice thereof to the Holder, which shall have the option from and after such time to require any or all payments of principal and interest (on a payment-by-payment basis) and, unless the Company shall then be in default (in which case, the provisions of Section 4, below, may, at the sole option of the Holder, supersede the potential “payment-in-stock” provisions of this Section), the Company may demand that all otherwise then-unaccrued payment obligations hereunder be accelerated to be paid in cash or in the form of newly issued shares of the Company’s (or such successor’s) common stock, to be valued at ninety percent (90%) of the volume weighted average price of the Company’s common stock for the ten (10) trading days prior to the date on which the Holder has exercised such “payment-in-stock” option. The parties agree that, for purposes of Rule 144, the holding period shall be deemed to have commended on the date of this Note, and not on the date on which any payments hereunder are tendered in the form of newly issued shares of common stock.

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B. Notwithstanding anything to the contrary contained in Section 4A above, in the event that the Company receives equity investments from third party investors, no less than twenty percent (20%) of the net amount received from investors shall be paid to Holder as a payment of outstanding principal and interest and such amounts shall be credited against the payments required under Section 4A(a) and 4A(b) above.

4. Default. In the event that (a) the Company fails to make any payment of interest or Principal Amount hereunder when due and does not cure such failure within ten (10) calendar days after receipt by the Company of written notice of such failure from the Holder, (b) the Company attempts to assign any or all of its duties or obligations hereunder, in whole or in part without the prior written consent of the Holder (which consent shall not be unreasonably withheld, delayed, denied, or conditioned), (c) a change of control of the Company and any of its subsidiaries (e.g., ALT5 Sigma Canada, Inc., a Quebec corporation), whether or not through the consummation of any merger, reverse merger, or business combination involving the Company and any of its subsidiaries or other affiliates or any acquisition of any or all of the assets of one or more of such entities, outside of the ordinary course of busines, or (d) the Company shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian, or liquidator of it or any of its properties; (ii) admit in writing its inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or liquidation law or statute of any other jurisdiction or foreign country; (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing, then, in any such case, all then-outstanding Principal Amount of and accrued interest on this Note may be declared due and payable by the Holder, and upon such declaration shall thereupon become due and payable. Notwithstanding anything to the contrary set forth in this Note, the consummation by the Company of a merger, reverse merger, or business combination through a de-SPAC transaction to which the Company is the counter-party to the public entity shall, by itself, constitute an exception from the provisions of this Section 4(c).

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5. Prepayment. The Company may prepay the Principal Amount outstanding in whole or in part at any time or from time to time without penalty provided that the Company pays all accrued but unpaid interest on such prepayment therewith. Any partial prepayment of the Principal Amount shall be applied first to the final annual payment of Principal Amount due hereunder, second to the penultimate annual payment of Principal Amount due hereunder, and so on.

6. Security Agreement. This Secured Promissory Note is secured pursuant to a Security Agreement, dated of even date hereof by the Company in favor of and Holder.

7. Corporate Obligations. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount of and interest on this Note at the times, place, herein prescribed, except in the event of a redemption of all or part of this Note as herein provided. No recourse under or upon any obligation, covenant, or agreement contained in this Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any promoter, subscriber to shares, incorporator, shareholder, officer, or director, as such, past, present, or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation or through any trustee, receiver, or any other person, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Note is solely a corporate obligation of the Company, and that any and all such personal liability, either at common law or in equity or by constitution or statute or rule of law, and any and all such rights and claims against, every such promoter, subscriber, incorporator, shareholder, officer, or director, as such, are hereby expressly waived and released by the holder by the acceptance of this Note and as a part of the consideration for the issue hereof.

8. Compliance with Securities Laws. The Holder acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Note except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws.

9. Miscellaneous. (a) In addition to and not in limitation of the foregoing, the Company further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, included, but not limited to, attorneys’ fees and legal expenses incurred by the Holder in connection with the administration of this Note or collection hereof.

(b) None of the provisions of this Note may be waived, changed, or terminated orally or otherwise, except by a writing duly executed by the Company and the Holder. This Note shall be governed by and construed in accordance with the laws of Delaware. The sole jurisdiction for any disputes concerning this Note or attempt to enforce this Note shall be brought in a Court of appropriate jurisdiction within the State of Delaware.

(c) This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. In the event any one or more of the provisions contained in this Note for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Note or such other security documents; but, this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein or therein.

(d) IN ANY ACTION, SUIT, OR PROCEEDING IN RESPECT OR ARISING OUT OF THIS NOTE, THE HOLDER WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY AS WELL AS ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE, OR SPECIAL DAMAGES.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal by the signature of its authorized officer, as of the __ day of July, 2026.

PRIME DELTA CORP.

By:
, Chief Executive Officer

Accepted By Holder:

AI FINANCIAL CORPORATION

By:
Tony Isaac, Chief Executive Officer

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SCHEDULE B

Ladies and Gentlemen:

Let me introduce myself: my name is Paul Goodman. With your approval, I will be serving as your designated “Series B Redemption Representative.” I am sending this Information Letter to you and each other record holder of Series B Preferred Stock (the “Series B Preferred”) of AI Financial Corporation (“AIFC”; formerly Alt5 Sigma Corporation, formerly JanOne Corp).

Alt 5 Sigma Canada, Inc. (“Alt 5 Sigma Canada”), has been purchased by Prime Delta Corp. (“Prime Delta”), a company formed by certain founders of Alt 5 Sigma, Inc., a Delaware corporation that was a subsidiary of AIFC and was the owner of Alt 5 Sigma Canada (the “Alt 5 Sigma Canada Acquisition”). You were issued shares of AIFC common stock and shares of AIFC Series B Preferred when AIFC purchased Alt 5. As you may be aware, the Series B Preferred was never convertible into shares of AIFC and holders of Series B Preferred never had any right to have their shares redeemed.

In connection with the Alt 5 Sigma Canada Acquisition, Prime Delta issued shares of its common stock (“Prime Delta Common Stock”) to AIFC and AIFC, through my office, is presenting you and the other holders of Series B Preferred with an offer to exchange your Series B Preferred for shares of Prime Delta Common Stock on a one-for-one basis (the “Redemption/Exchange Offer”). Technically, if you accept the Redemption/Exchange Offer, your shares of Series B Preferred with be redeemed by AIFC, the redemption payment for which will be AIFC’s distribution to you, through my office, of certain of the shares of Prime Delta Common Stock that AIFC received in connection with the Alt 5 Sigma Canada Acquisition. You should discuss any tax implications for your acceptance of this Redemption/Exchange Offer with your tax advisor. It is my hope, as your potential Series B Redemption Representative, that your acceptance of this Redemption/Exchange Offer will provide you and the other holders of Series B Preferred, who accept this Redemption/Exchange Offer, with a pathway to liquidity within the next 12 months. Of course, there can be no guarantees that your acceptance of the Redemption/Exchange Offer and the consummation of the redemption/exchange will provide any liquidity for you at any time. You should also be aware that, before any redemptions/exchanges take place, approximately [1/3] of the Series B Preferred is held of record by the holders of Prime Delta Common Stock, many of whom were also the founders of Alt 5.

If you choose to exchange your shares of Series B Preferred for shares of Prime Delta Common Stock, I would ask that you sign and return the attached Letter of Transmittal. If you would like any information concerning Prime Delta as you come to a determination whether (i) to accept my appointment as your Series B Redemption Representative and (ii) thereafter, to accept the Redemption/Exchange Offer, please feel free to send me an e-mail with whatever questions or requests for information you would like. I will try to respond promptly to your inquiries before you decide whether (i) to accept my appointment as your Series B Redemption Representative and (ii) to accept the Redemption/Exchange Offer. My e-mail address is: pgoodman@cszlaw.com.

Please read the accompanying Instructions carefully and then, if you choose (i) to accept my appointment as your Series B Redemption Representative and (ii) to accept the Redemption/Exchange Offer, complete and return all pages of this Letter of Transmittal (to the extent applicable) and any other required tax materials to me by [●], 2026) ,as provided for below.

Delivery may be made (a) by e-mail, (b) through the online portal (as described in the accompanying instructions provided with this Letter of Transmittal), or (c) by (i) hand delivery, (ii) registered mail, or (iii) overnight delivery by means of a reputable courier. Please retain a copy of this Letter of Transmittal and any other required tax materials for your records.

Thank you,

PAUL GOODMAN

Letter of Transmittal

Paul Goodman, Esq.

Cyruli Shanks & Zizmor, LLP

420 Lexington Avenue, Suite 2320

New York, New York 10170

E-mail: pgoodman@cszlaw.com

AIFC Series B Preferred and Prime Delta Common Stock Redemption/Exchange Offer

Dear Mr. Goodman:

I hereby accept your appointment as my Series B Redemption Representative in connection with the Exchange Offer referenced in your correspondence to me dated July [*], 2026.

In connection with the Alt 5 Sigma Canada Acquisition, the undersigned hereby surrenders for redemption the below-described shares of AI Financial Corporation (“AIFC”) Series B Preferred Stock (the “Series B Preferred Stock”) in exchange for an equal number of shares of Price Delta Common Stock.

The undersigned hereby represents and warrants that the undersigned (i) owns beneficially and of record all of the Series B Preferred Stock that the undersigned has chosen to redeem, as indicated below, free and clear of all liens, restrictions, charges, and encumbrances, and the same, in each case, will not be subject to any adverse claims and (ii) has full power and authority to assign and transfer the Series B Preferred Stock to AIFC and such assignment and transfer will not conflict or violate any organizational document or agreement, contract, instrument, or commitment of the undersigned or any law, statute, ordinance, regulation, rule, judgment, order, writ, injunction, or decree binding upon or applicable to the undersigned.

The undersigned will, upon request, execute and deliver any additional documents necessary or desirable to complete the redemption and the exchange, at the sole cost and expense of the requesting party(ies). All authority herein conferred or agreed to be conferred to Paul Goodman, as the Series B Redemption Representative, shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding on the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors, and assigns of the undersigned.

Effective as of my delivery of this Letter of Transmittal, I, on my own behalf and on behalf of my heirs, family members, successors, assigns, executors, subsidiaries, parent entities, and each of their respective affiliates, and each of their respective successors and assigns, and any present or former directors, managers, partners, officers, employees or agents of such person or entity (each, a “Releasing Party”), hereby unconditionally and irrevocably and forever release and discharge each of AI Financial Corporation, Prime Delta Corp., the Series B Redemption Representative, and each of their respective affiliates, and each of their respective successors and assigns, and any present or former directors, managers, partners, officers, employees, or agents of such person or entity (each, a “Released Party”), of and from, and hereby unconditionally and irrevocably waive, any and all claims, debts, losses, expenses, proceedings, covenants, liabilities, suits, judgments, damages, actions, and causes of action, obligations, accounts, and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract, direct or indirect, at law or in equity that such party ever had, now has or ever may have or claim to have against any Released Party, for or by reason of any matter, circumstance, event, action, inaction, omission, cause, or thing whatsoever arising prior to the redemption or exchange transaction described in this Letter of Transmittal. I expressly waive all rights afforded by any statute which limits the effect of a release with respect to unknown claims. I understand the significance of this release of unknown claims and waiver of statutory protection against a release of unknown claims. I have had the opportunity to obtain counsel of my choosing in respect of the transactions contemplated by this Letter of Transmittal.

Number of shares of Series B Stock being redeemed:___________________________

Number of shares of Prime Delta Common Stock being received in exchange:_______________

Agreed to by:

___________________________________